UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report:  November 15, 2010
(Date of earliest event reported:  November 9, 2010)

HAVERTY FURNITURE COMPANIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-14445	58-0281900
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

780 Johnson Ferry Road, Suite 800, Atlanta, Georgia 30342
(Address of principal executive officers) ( Zip Code)
Telephone number, including area code: (404) 443-2900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors: Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)  The Haverty Furniture Companies, Inc. Non-Qualified Deferred Compensation Plan

On November 9, 2010, the board of directors of Haverty Furniture Companies, Inc. (the "Company" or "Havertys") adopted The Havertys Non-Qualified Deferred Compensation Plan (the "Plan"). The Plan, which becomes effective on January 1, 2011, is a non-qualified deferred compensation plan for a select group of management and other highly compensated employees of the Company and its subsidiaries. Approximately ten of the Company's employees, including all of Havertys' named executive officers, will be eligible to participate in the Plan for the 2011 calendar year.

The Plan allows for deferrals by participants of up to 50% of their base salary and up to 100% of cash bonuses or non-equity incentive plan compensation approved by the  executive compensation and employee benefits committee of Havertys’ board of directors.  There is no maximum dollar limit on the amount that may be deferred by a participant each year. Participants will choose from a list of investment options which will mirror the fund choices of Havertys 401(k) Plan.  Havertys may also credit discretionary contributions to the participant's account.  For 2011, Havertys intends to credit a contribution of 2% of excess compensation to the account of each participant  provided the participant defers the maximum permitted under the Havertys 401(k) Plan and defers under the Plan at least 1% of their base salary for such year.  "Excess compensation" refers to compensation above which a participant cannot receive a match under the existing 401(k) limits.  The participants are always 100% vested in the amount they defer and any Company contributions and the earnings, gains and losses credited to their accounts.

Participants are entitled to receive a distribution from their account upon: a separation from service, a specified date, death, disability, or unforeseeable emergency that results in "severe financial hardship" that is consistent with the meaning of such term under section 409A of the Internal Revenue Code of 1986. Distributions are in a lump sum, installments or a combination of lump sum with installments based upon the participant's election as allowed under the Plan.

A Rabbi Trust will be established in connection with the Plan.  With respect to any benefits payable under the Plan, the participants (and their beneficiaries) shall have the same status as general unsecured creditors of Havertys, and the Plan shall constitute a mere unsecured promise by Havertys to make benefit payments in the future.

Item 9.01	Financial Statements, Pro Forma Financial Information and Exhibits

(c)           Exhibits

10.16	The Haverty Furniture Companies, Inc. Non-Qualified Deferred Compensation Plan effective as of January 1, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAVERTY FURNITURE COMPANIES, INC.

November 15, 2010	By:
Jenny Hill Parker Senior Vice President, Finance, Secretary and Treasurer